CONTACT:	Brenda McDaniel Senior Vice President	Exhibit 99.1 Page 1 of 1

TELEPHONE:	310/638-2842	FOR IMMEDIATE RELEASE

	NASDAQ/NMS-ARDNA	SOUTHERN CALIFORNIA

ARDEN GROUP, INC. ANNOUNCES CFO LEAVING IN JUNE 2005

LOS ANGELES, CA April 11, 2005 – Arden Group, Inc. (Nasdaq–ARDNA) announced today that the Company and Debra Jensen, Chief Financial Officer, have mutually agreed that Ms. Jensen will be leaving the Company. It is presently anticipated that Ms. Jensen will remain with the Company as Chief Financial Officer through June 2005. No replacement has yet been identified.

Arden Group, Inc. is the parent company of Gelson’s Markets which operates 18 supermarkets in Southern California.

Post Office Box 512256, Los Angeles, California 90051-0256 (310) 638-2842
2020 South Central Avenue, Compton, California 90220 FAX: (310) 631-0950